UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2010

PLUM CREEK TIMBER COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600

Registrant’s Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

(a) On December 14, 2010, Plum Creek Timberlands, L.P. (the “Partnership”), a wholly owned operating subsidiary of Plum Creek Timber Company, Inc. (the “Company”), entered into a new credit agreement governing the terms of a $600 million revolving credit facility (the “Credit Agreement”) with Bank of America, N.A. and several other financial institutions party thereto, as lenders. Under the Credit Agreement, the Partnership may borrow funds from time to time up to $600 million, including up to $100 million of standby letters of credit. Subject to certain terms and conditions (including lender approval), the Partnership may increase the amount available for borrowing under the Credit Agreement up to $900 million. The Credit Agreement replaces the Partnership’s credit agreement governing the terms of a $750 million revolving credit facility previously entered into in 2006.

The Credit Agreement contains various provisions that are customary for a borrower with an investment grade debt rating. These provisions include the requirement that the Partnership maintain a minimum interest coverage ratio and not exceed a maximum leverage ratio, as well as restrictions on the Partnership’s ability to enter into certain sale and leaseback transactions, incur liens on its properties, and execute certain fundamental changes (e.g., merge, consolidate, dissolve, liquidate or sell substantially all of its assets to another party). Additionally, proceeds from timberland dispositions in excess of 2.04 million acres, aggregated over the term of the agreement, must be used to purchase other properties or to repay Partnership indebtedness. The Credit Agreement also limits the ability of the Partnership’s subsidiaries to incur indebtedness, and contains customary event of default provisions. Borrowings under the Credit Agreement will bear interest at LIBOR plus two percent, which percentage will vary with the Company’s credit rating. Borrowings will also be unsecured and unsubordinated obligations of the Partnership, and will rank equally with all of the Partnership’s other unsecured and unsubordinated indebtedness from time to time outstanding.

For a complete description of the terms and conditions of the Credit Agreement, please refer to the Credit Agreement, which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 10.1.

Bank of America, N.A. and its affiliates and affiliates of Goldman Sachs Bank USA, a lender under the Credit Agreement, each have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and general financing services for the Company and the Partnership. In addition, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and The Royal Bank of Scotland plc, each a lender under the Credit Agreement, are also lenders under the Partnership’s $350 million term credit agreement maturing in 2012, and each have, from time to time, performed, and may in the future perform, other financing services for the Company and the Partnership.

acts as trustee under the indenture for the benefit of the note holders, and is paid a fee for such services.

Item 1.02	Termination of a Material Definitive Agreement

(a) The information set forth in Item 1.01(a) of this Current Report on Form 8-K is incorporated herein by reference.

Section 2. Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) The information set forth in Item 1.01(a) of this Current Report on Form 8-K is incorporated herein by reference.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following Exhibit is filed with this report:

Exhibit No.

10.1	Credit Agreement, dated as of December 14, 2010, among Plum Creek Timberlands, L.P., Bank of America, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and The Royal Bank of Scotland plc, as Syndication Agents, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, Ltd., RBS Securities Inc., U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and RBS Securities Inc., as Joint Book Managers, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ David W. Lambert
David W. Lambert
Senior Vice President and Chief
Financial Officer

DATED: December 20, 2010

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.	Description of Exhibits

10.1	Credit Agreement, dated as of December 14, 2010, among Plum Creek Timberlands, L.P., Bank of America, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and The Royal Bank of Scotland plc, as Syndication Agents, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, Ltd., RBS Securities Inc., U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and RBS Securities Inc., as Joint Book Managers, and the lenders party thereto.